Exhibit 10.04

FIRST AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT

THIS FIRST AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT (the “First Amendment”) is entered into on this 28th day of February, 2007 by and between Cardinal Health, Inc. (“Issuer”) and Wachovia Capital Markets, LLC (“Dealer”).

Background Information

A. Issuer and Dealer are parties to that certain Commercial Paper Dealer Agreement dated August 9, 2006 (the “Agreement”) concerning notes issued pursuant to that certain Issuing and Paying Agency Agreement also dated August 9, 2006 by and between Issuer and The Bank of New York (the “Issuing and Paying Agency Agreement”).

B. The Issuer desires to increase to $1,500,000,000 the limit as to the aggregate principal amount of commercial paper notes which may be outstanding at any given time under the 4(2) Commercial Paper Program established by the Issuing and Paying Agency Agreement, the Agreement, and other related agreements.

Agreement

The parties hereby acknowledge the accuracy of the foregoing Background Information and agree as follows:

1. Defined Terms. Unless the context as used herein requires otherwise, capitalized terms used but not defined in this First Amendment shall have the meaning given to them in the Agreement.

2. Amendment. The centered paragraph underneath the line on page one (the cover page) of the Agreement is hereby deleted in its entirety and restated as follows:

Between: Cardinal Health, Inc., as Issuer and Wachovia Capital Markets, LLC, as Dealer Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of August 9, 2006, as amended February 28, 2007, between the Issuer and the Bank of New York, as Issuing and Paying Agent, dated as of August 9, 2006, as amended February 28, 2007.

3. No Other Modifications. Except as expressly provided in this First Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6. Conflict. In the event of any inconsistency or conflict between this First Amendment and the Agreement, the terms, provisions and conditions of this First Amendment shall govern and control.

7. Counterparts. This First Amendment may be executed in separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

(Signatures on following page.)

The parties hereto have executed this First Amendment as of the day and year first written above.

CARDINAL HEALTH, INC.		WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Linda S. Harty	By:	/s/ Steven P. Shorkey
Name:	Linda S. Harty, as Executive	Name:	Steven Shorkey
Vice President and Treasurer

Date:	2-28-2007	Date:	February 28, 2007